Exhibit 10.1

Mr. Carl Warden
1516 Country Club Dr.,
Los Altos, CA 94024

June 29, 2012

Mr. Don Gottschalk, CFO
Valence Technology, Inc
12303 Technology Blvd
Suite 950
Austin, TX 78727

Re:  Extension of Loan Purchased from SFTI, Inc. Originally Between SFTI, Inc and Valence Technology, Inc. from June 30, 2012 to July 31, 2012

Dear Mr. Gottschalk:

This letter is to advise you that I have agreed to a one month extension of the Loan Agreement noted above (the “Loan Agreement”) originally with SFTI, Inc. effective as of June 29, 2012.

As the holder of the Loan Agreement, I am extending the due date for payment of the principal of the loan of $3,000,000 to July 31, 2012.  All other terms and conditions of the loan remain the same.

Sincerely,

/s/ Carl Warden
Carl Warden